Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James S. Porter and Patricia A. Beithon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Apogee Enterprises, Inc. pursuant to the Stock Option Agreement, effective as of August 22, 2011, between Apogee Enterprises, Inc. and Joseph F. Puishys, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ Joseph F. Puishys Joseph F. Puishys	President and Chief Executive Officer and Director (principal executive officer)	July 22, 2013

/s/ James S. Porter James S. Porter	Chief Financial Officer (principal financial and accounting officer)	July 22, 2013

/s/ Bernard P. Aldrich Bernard P. Aldrich	Chairman	July 22, 2013

/s/ Jerome L. Davis Jerome L. Davis	Director	July 22, 2013

/s/ Sara L. Hays Sara L. Hays	Director	July 23, 2013

/s/ John T. Manning John T. Manning	Director	July 20, 2013

/s/ Robert J. Marzec Robert J. Marzec	Director	July 22, 2013

/s/ Stephen C. Mitchell Stephen C. Mitchell	Director	July 23, 2013

/s/ Donald A. Nolan Donald A. Nolan	Director	July 22, 2013

/s/ Richard V. Reynolds Richard V. Reynolds	Director	July 23, 2013

/s/ David E. Weiss David E. Weiss	Director	July 24, 2013